EXHIBIT 99.1

500 Linden Oaks

Rochester, New York 14625

VirtualScopics Reports 2nd Quarter 2012 Results

Earnings call scheduled for 11am ET today

ROCHESTER, NY – August 14, 2012 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today reported revenues of $3,335,861 for the second quarter of 2012 compared to revenues of $3,852,925 in the second quarter of 2011. Gross profit for the quarter ended June 30, 2012 was $1,343,937 compared to $1,821,018 for the quarter ended June 30, 2011. Operating loss for the second quarter of 2012 was $166,694 compared to operating income of $158,029 in the second quarter of 2011. Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain (loss) from derivative financial instrument (“Adjusted EBITDA”) for the second quarter of 2012 was $72,973 compared to $489,234 in the comparable period in 2011.

Year to date, ending June 30, 2012 results were as follows:

•	Total revenues of $7,038,019 compared to $7,511,902 for the first six months of 2011.
•	Gross profit of $2,754,850 compared to $3,420,759 in first half of 2011.
•	Adjusted EBITDA of $155,078 compared to $882,177 in the comparable period in 2011.
•	Working capital as of June 30, 2012 was $9,406,735 compared to $6,353,054 at December 31, 2011.

“Over the past year we have experienced a slowdown in new project awards and delays in the initiation of new studies which has impacted our top line performance,” said Jeff Markin, president and chief executive officer of VirtualScopics.  He stated, “As a result, we have made and continue to make significant changes to our selling and operational processes which include the appointment of a new VP of Marketing and Business Development, the hiring of 2 new sales people covering the Western United States and Europe, along with certain procedural changes that enable our sales team significantly more face to face time with customers.” He added, “Although the amount of new project awards has been slower than we experienced in previous years, we have seen an increasing number of requests for proposals throughout 2012, from both the PPD channel and our direct sales efforts.  This activity was highlighted by an important multi-study program award with a top global pharmaceutical company that recently named VirtualScopics as a preferred provider.” He concluded, “We believe that the changes we are making to our sales team and our overall sales process coupled with the increases we are seeing in requests for proposals and our strategic alliance with PPD, will increase the level of business activity from what we have experienced over the past year.”

“In light of the softness in our revenues during 2012, we are continuing to actively monitor the necessary level of expenditures to support our current and anticipated business while also making the necessary investments in new market opportunities,” stated Molly Henderson, chief business and financial officer of VirtualScopics. “I’m confident that our cash position will enable us to invest appropriately in both the core lab and the personalized medicine businesses.” She added, “As such, we are working diligently toward the development of our personalized software applications and related FDA approval. We have initiated the hiring of personnel dedicated to this new business unit who will manage and accelerate our development in this emerging market.” She concluded, “Specifically, with regard to our 510k application to the FDA, we recently submitted our responses to the examiner’s questions and are confident as we near the final stages of the process.”

Jeff Markin and Molly Henderson will provide a business and second quarter 2012 financial update during the conference call this morning at 11:00 a.m. ET. Interested participants should call 877.407.8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization and further adjusted to exclude stock compensation expense and the unrealized gain (loss) on the change in fair value of derivative liabilities (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net (loss)/income.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of quantitative imaging solutions to accelerate drug and medical device development in addition to improving patient care. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242.7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$3,098,316	$3,576,253	$6,391,974	$6,925,863
Reimbursement revenues	237,545	276,672	646,045	586,039
Total revenues	3,335,861	3,852,925	7,038,019	7,511,902

Cost of revenues	1,754,379	1,755,235	3,637,124	3,505,104
Cost of reimbursement revenues	237,545	276,672	646,045	586,039
Total cost of services	1,991,924	2,031,907	4,283,169	4,091,143
Gross profit	1,343,937	1,821,018	2,754,850	3,420,759

Operating expenses
Research and development	357,839	350,449	714,166	664,706
Sales and marketing	311,393	307,618	642,465	609,714
General and administrative	615,159	687,969	1,269,899	1,288,181
Stock-based compensation expense	119,249	203,729	295,185	437,934
Depreciation and amortization	106,991	113,224	218,610	250,448
Total operating expenses	1,510,631	1,662,989	3,140,325	3,250,983
Operating (loss) income	(166,694)	158,029	(385,475)	169,776

Other income (expense)
Interest income	715	13,006	1,130	14,232
Other expense	(5,446)	(16,720)	(5,713)	(17,940)
Unrealized gain (loss) on change in fair value of derivative liabilities	108,459	173,335	(286,453)	(38,799)
Total other income (expense)	103,728	169,621	(291,036)	(42,507)
Net (loss) income	(62,966)	327,650	(676,511)	127,269

Preferred stock deemed dividend	1,806,919	-	1,806,919	-
Preferred stock dividends	41,333	12,000	53,333	24,989

Net (loss) income attributable to common stockholders	$(1,911,218)	$315,650	$(2,536,763)	$102,280

Basic and diluted net (loss) income per common share	$(0.06)	$0.01	$(0.09)	$0.00

Weighted average number of common shares outstanding
basic	29,706,074	29,045,428	29,538,381	28,544,856
diluted	29,706,074	36,964,760	29,538,381	36,738,762

*	Cost of revenues includes non-cash stock-based compensation expense of $13,427 and $14,252 for the three months ended June 30, 2012 and 2011, respectively and $26,758 and $24,019 for the six months ended June 30, 2012 and 2011, respectively.

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(unaudited)
Assets

Current assets
Cash	$7,778,559	$5,737,009
Accounts receivable, net	2,823,956	2,435,496
Prepaid expenses and other current assets	378,923	361,376
Total current assets	10,981,438	8,533,881
Patents, net	1,525,821	1,582,938
Property and equipment, net	468,001	514,230
Other assets	16,283	27,140
Total assets	$12,991,543	$10,658,189

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$648,683	$843,275
Accrued payroll	600,231	759,470
Unearned revenue	287,973	421,486
Derivative liabilities	37,816	156,596
Total current liabilities	1,574,703	2,180,827

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 2,190 at June 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	2	2
Series B 6,000 shares authorized; issued and outstanding, 600 at June 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	1	1
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 and 0 shares at June 30, 2012 and December 31, 2011, respectively; liquidation preference $1,000 per share	3	-
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at June 30, 2012 and December 31, 2011; liquidation preference $1,000 per share	-	-
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 29,747,762 and 29,370,687 shares at June 30, 2012 and December 31, 2011, respectively	29,748	29,371
Additional paid-in capital	21,498,545	17,882,936
Accumulated deficit	(10,111,459)	(9,434,948)
Total stockholders' equity	11,416,840	8,477,362
Total liabilities and stockholders' equity	$12,991,543	$10,658,189

	Three Months Ended	Three Months Ended
	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):

Net (loss) income	$(62,966)	$327,650
Interest income and other expenses	4,731	3,714
Depreciation and amortization	106,991	113,224
Stock-based compensation expense	132,676	217,981
Unrealized gain on change in fair value of derivative liabilities	(108,459)	(173,335)
Adjusted EBITDA	$72,973	$489,234
Basic Adjusted EBITDA per common share, non-GAAP	$0.00	$0.02
Diluted Adjusted EBITDA per common share, non-GAAP	$0.00	$0.01

	Six Months Ended	Six Months Ended
	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):

Net (loss) income	$(676,511)	$127,269
Interest income and other expenses	4,583	3,708
Depreciation and amortization	218,610	250,448
Stock-based compensation expense	321,943	461,953
Unrealized loss on change in fair value of derivative liabilities	286,453	38,799
Adjusted EBITDA	$155,078	$882,177
Basic Adjusted EBITDA per common share, non-GAAP	$0.01	$0.03
Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.02

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